LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made and entered into this 1st day of January, 1997, by and between DAN L. PIXLER, and individual ("Pixler") and SEBRITE INSURANCE SERVICES, INC., a Kentucky Corporation ("Sebrite," who together with Pixler may hereinafter sometimes collectively be referred to as the "Landlord"); and GULF NORTHERN TRANSPORT, INC., a Wisconsin corporation, ("Tenant").

                                 WITNESSETH:

     Landlord has agreed to lease on a triple net or net-net-net basis, certain property located in Wisconsin Rapids, Wood County, Wisconsin as more particularly described in Exhibit A attached hereto (the "Premises"), and the parties are entering into this Lease in order to document their respective understandings and obligations.

     NOT, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby takes and hires from Landlord, the Premises including without limitation any and all improvements located thereon.

     TO HAVE AND TO HOLD the Premises and all privileges and appurtenances thereunto belonging unto Tenant on the following terms and conditions:

     1. Term. The term of this Lease shall be five (5) years, commencing on January 1, 1998 and ending on January 1, 2002, both dates inclusive unless sooner terminated as hereinafter provided.

     2.  Delivery of Possession; Possession "AS-IS".  If the Landlord for any
reason
can not deliver possession of the Premises to Tenant at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall the Landlord be liable to Tenant for any loss or damage resulting therefrom, but there shall be an abatement of Rent for the period between the commencement of
the lease term and the time when Landlord does deliver possession.   If Tenant
accepts possession of the Premises before the commencement of this Lease, rental shall commence on such earlier date, and the term of this Lease shall end on the original termination date as provided above. Tenant agrees that the Premises are fit and habitable and consent to take the Premises "AS-IS".

     3. Rent. During the term of this Lease, Tenant shall pay rent (the "Rent") equal to the sum of (i) the amount of principal and interest due pursuant to a Note and a Mortgage, each in the original principal amount of $5,000, both from Pixler and W. Anthony Huff (collectively, the "Borrowers") to and in favor of Bell, Brown & Romanski (collectively, the "Lenders"); (ii) $1,500 per month, which shall be escrowed to pay real property taxes on the mortgaged property, pursuant to agreement between the Borrowers and the Lenders; and (iii) $850 per month, which shall be escrowed to pay insurance costs on the mortgaged property, pursuant to an agreement between the Borrowers and the Lenders. All Rent payments shall be made to Landlord at its principal office in Charleston South Carolina, or at such other place as Landlord may designate in writing to Tenant. Any payment of Rent which is made more than ten (10) days after the date when due shall, at the option of the Landlord, be increased by a late charge to compensate Landlord for

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inconvenience and additional administrative expense in an amount equal to the sum of ten percent (10%) of said Rent payment for each ten-day period for which said Rent payment is past due, and Landlord's entitlement to said late charge shall be in addition to, and not in lieu of or a waiver of, any remedies to which Landlord is entitled hereunder, at law, or in equity, as a result of said late payment of Rent.

     4. Use. Tenant shall sue and occupy the Premises solely for commercial purposes. Tenant agrees to keep the Premises and grounds safe, neat, clean and esthetically pleasing; Tenant also agrees to perform at its expense, maintenance functions, such as lawn mowing, snow removal, servicing of appliances and systems, window washing, leaf removal, shrub and plant maintenance, and such other functions normally associated with the care of a house. Tenant agrees to keep the gutters free from leaves, branches or other debris.

     5. Quiet Enjoyment. Tenant, upon paying the Rent and other charges herein provided for, and performing all the other terms of this Lease, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by Landlord or by anyone claiming through Landlord, subject, however, to the reservations and conditions of this Lease, and any easements or encumbrances of record as of the date of this Lease.

     6. Repairs and Maintenance. Tenant shall, at its own expense, make any repairs to the structure, roof and concealed systems (plumbing, electrical, heating and air conditioning) within or serving the Premises as may be necessary for safety and tenantability and any such repairs made necessary by the act or neglect of Tenant, its agents or visitors. Tenant shall keep and maintain the Premises in good order and repair during the term of this Lease and shall surrender the same to Landlord at the expiration or earlier termination of this Lease in as good condition as they were when received (or subsequently improved or altered), normal wear and tear excepted.

     7. Improvements. All improvements, alterations and additions to the Premises desired by Tenant, shall be made only at Tenant's expense, in good and workmanlike manner and in accordance with plans and specifications which have been previously approved in writing by Landlord, such approval not to be unreasonably withheld. Landlord reserves the right to approve the contractor to perform such improvements, alterations and additions, which approval shall not be unreasonably withheld. All improvements and additions made by Tenant and attached to the Premises, including without limitation all partitions, carpets, lighting fixtures, doors, hardware, shelves, cabinets and ceilings, shall remain in the Premises and shall be surrendered to Landlord at the expiration or earlier termination of this lease, and shall become the property of Landlord. Tenant shall have the right at the termination of the Lease to remove all of its personal property from the Premises.

     8. Utilities and Other Services. Tenant shall pay all charges of any utility whatsoever for heat, water, gas, electricity, sewer use, telecommunications, cable television, and any other utility use or consumed on the Premises.

     9. Insurance. During the term of this Lease, Tenant shall keep in full force and effect, at its expense, a policy or policies of comprehensive public liability insurance with respect to the Premises, naming Landlord as an additional insured, in which both Landlord and Tenant shall be adequately covered under reasonable Limits of Liability not less than $1,000,000 for injury or death to more than one person, $1,000,000 for any one person injured

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or killed, and $100,000 with respect to damage to property at the request of
Landlord. Tenant shall furnish Landlord with certificates or other evidence acceptable to Landlord that such insurance is in effect which evidence shall state that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or non-renewal of such insurance.

     10. Taxes and Tax Adjustment. Tenant shall pay, prior to delinquency, all taxes and assessments of every kind and nature which are now or may hereafter be imposed or assessed upon or with respect to the Premises and the remainder of the Building and all taxes and assessments of every kind or nature imposed or assessed upon or with respect to the furnishings, fixtures, equipment and other property of Tenant placed in the Premises.

     11. Property of Tenant. So long as Tenant is not in default under this Lease, tenant may, and at the expiration or earlier termination hereof shall, remove all furniture, equipment and other personal property which Tenant shall have placed in the Premises; provided that Tenant shall repair any damage to the Premises caused by such removal. All such property shall, during the term hereof, be at the risk of Tenant only and Landlord shall not be liable for any loss thereof or damage thereto resulting from any cause whatsoever, and each policy of insurance covering such property shall contain a standard waiver of subrogation endorsement. Any such property not removed at the expiration or earlier termination of this Lease shall be deemed abandoned and may be disposed of by Landlord in any manner whatsoever. In the event Tenant is in default under this Lease, Landlord shall have a lien on said furniture, equipment, and other personal property of Tenant as security against loss or damage resulting from such default, and said property may not be removed by Tenant until such default is cured.

     12. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease. Consent to one assignment shall not constitute a waiver of this provision with respect to subsequent transactions. Each assignee shall be liable to Landlord for all obligations of Tenant, but Tenant shall not be thereby relieved from such obligations.

     13.  Default and Remedies.  In the event of default for a period of ten
(10) days after notice of default in the payment of Rent to Landlord, Landlord, without prejudice to any other rights or remedies that it may have, shall have the right, immediately or at any time thereafter, to reenter the Premises and remove all persons and property from the Premises. In the event
(I) Tenant shall neglect to keep or perform any other covenant, agreement or condition of this Lease or (ii) Tenant shall file a voluntary petition, or an involuntary petition in shall be filed against Tenant, bankruptcy or any relevant insolvency law, Landlord shall give written notice of such default to Tenant, and in the event such default is not rectified within thirty (30) days from the date of such notice (or is not diligently pursuing a cure if the default cannot be rectified within said thirty (30) days), then Landlord shall have the right to enter the Premises immediately or at any time thereafter and remove Tenant therefrom, without prejudice to any other remedies of Landlord.

     14. Notices. All notices provided for in this Lease shall be in writing and shall be deemed to be given when sent by registered or certified mail addressed to Landlord or Tenant at the addresses set forth on the first page of this Lease, and to the holder or holders of any mortgage covering the Premises at such address as such holder or holders may have given by notice as herein provided. Either party hereto, or any such holder, may from time to time, by notice as herein provided, designate a different address to which notices to it shall be sent.

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     15.  Surrender of Premises.  Tenant will deliver up the Premises at the end of the term or any holdover period in good order and conditions reasonable wear and tear excepted.

     16. Holding Over. This tenancy expires at the end of said lease term, but it is expressly understood that if Tenant holds over for another month at the end of said term for any purpose other than the removal of its property, and Landlord accepts Rent for said month, such acceptance shall operate as a renewal of the tenancy for another month and for each additional month for which Landlord accepts Rent. Should Landlord require possession of the Premises, it shall give Tenant thirty (30) days to vacate the said Premises during such holdover period. The monthly rental during the holdover period shall be at a ten percent (10%) increase above the monthly rental paid for the last month of the term as set forth herein.

     17. Indemnity. Landlord shall not be liable for loss, expense, or damage to any property or any personal injury. Tenant shall defend, indemnify and hold harmless Landlord from and against any claims, damages or expenses whether due to damage to the Premises, claims for injuries to persons or property or administrative or criminal action by a governmental authority, where such claims, damages or expenses result from the negligence, misconduct or breach of any provision of this Lease by Tenant, its agents, employees or invitees.

     18. Waiver. The waiver by Landlord of any breach of any covenant or agreement herein contained shall not be deemed to be a waiver of such covenant or agreement herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any covenant or agreement of this Lease, other than the failure of Tenant to pay that particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

     19. Eminent Domain. If the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any part of the Premises shall be so taken as to render the remainder thereof unusable for the purposes for which the Premises were leased, then Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, then rental shall be equitably adjusted as of the date title shall be taken.

     If any part of the Premises shall be so taken and this Lease shall not terminate or be terminated under the prior paragraph of this Section 19 then the Rent shall be equitably apportioned according to the space so taken.

     All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord.

     20. Subordination. This Lease and Tenant's rights hereunder are subject and subordinate to the following items:

          a. All present and future agreements securing money paid or to be paid to a lender under mortgages;

          b. All present and future terms, conditions, renewals, changes of any kind in, and extensions of any mortgages or lender agreements; and

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          c.  Any and all matters, present and future, that a search of title to or survey of the Premises would disclose.

Tenant agrees that any mortgages or lender agreements shall be automatically superior to this Lease, without the necessity of Tenant to execute any further documents or certificates. However, notwithstanding the foregoing, if Landlord requests any documents or certificates to show that this Lease is subject and subordinate, Tenant agrees to promptly and properly sign any such document or certificates. Tenant appoints Landlord as is attorney-in-fact to execute such documents or certificates in the event Tenant refuses or its unavailable.

     21. Memorandum of Lease. This Lease shall not be recorded; however, upon request of either party, the other party agrees to execute a memorandum of this Lease setting forth the essential terms hereof, suitable for recording.

     22. Partial invalidity. In the event any provision of this Lease shall be determined to be invalid or unenforceable, the remaining provisions of this Lease shall continue in full force and effect.

     23. Counterparts. This Lease may be executed in counterparts, each of which shall be deemed to be an original.

     24. Section Headings. Section headings relating to the contents of the particular section have been inserted for the convenience of reference only and shall not be construed as part of the particular sections to which they refer.

     25. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     26. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant, and it supersedes any and all prior understandings or commitments concerning the subject matter of this Lease.

     27. Time of the Essence. Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

     28. Amendments. This Lease shall not be modified or amended except by a written instrument executed by Landlord and tenant.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, this day and year first written above.

                                             "Tenant"

                                 GULF NORTHERN TRANSPORT, INC.,
                                   a Wisconsin corporation

                                 By: /s/ Danny Pixler
                                 Title:  President

                                             "Landlord:

                                 /s/ Danny Pixler
                                 Dan L. Pixler

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                                 Sebrite Insurance Services, Inc.,
                                   a Kentucky corporation


                                 By: /s/ Anthony Huff
                                 Title:  Vice President



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                                   EXHIBIT A

                               Legal Description


Lots 1 and 2 of Wood County Certified Survey Map No. 1502, recorded in Volume 6 of Surveys, page 1, Wood County Records, located in the Southwest Quarter of the Northeast Quarter (SW1/2 of NE1/2) of Section 12, Township 22 North, Range 5 East, in the City of Wisconsin Rapids, wood County, Wisconsin.

Lots 2 and 3 of Wood County Certified Survey Map No. 2668, recorded in volume 9 of Surveys, page 268, Wood County Records, being a part of the Southwest Quarter of the Northeast Quarter (SW1/2 of NE 1-1/4 of Section 12, Township 22 North, Range 5 east, in the City of Wisconsin Rapids, wood County, Wisconsin.

Lot 1 of Wood County Certified Survey Map No. 3136, recorded in Volume 11 of Surveys, page 136, Wood County Records, being a part of the Southwest Quarter of the Northeast Quarter (SW1/4 of NE1/4) of Section 12, Township 22 North, Range 5 East, being Lot 1 of Wood Count Certified Survey Map No. 673 and Lots 1 and 2 of
Wood County Certified Survey Map No. 2542, in the City of Wisconsin Rapids, Wood County, Wisconsin.